SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                        Date of Report:  March 28, 1994




                          EASTERN UTILITIES ASSOCIATES
             (Exact name of registrant as specified in this charter)


          Massachusetts               1-5366          04-1271872
(State or other jurisdiction of    (Commission    (I.R.S.  Employer
incorporation or organization)     File Number)   Identification No.)


One Liberty Square, Boston, Massachusetts                02109
(Address of principal executive offices)               (Zip Code)





 Item 5.   Other Events.

    On March 28, 1994 Eastern Utilities Associates announced today that in accordance with the provisions of the agreement of merger among EUA, EUA Cogenex Corporation and Northeast Energy Management, Inc., of Brunswick, ME and the requirements of the Securities and Exchange Commission regarding acquisitions accounted for as a pooling of interests, it was reporting on a one-time basis only, the results of operations for the period ending February 28, 1994. EUA will resume reporting earnings on a quarterly basis beginning with the quarter ending March 31, 1994.



                                   EASTERN UTILITIES ASSOCIATES
                                            (Registrant)


                                   By:  /s/ John R. Stevens
                                        John R. Stevens,
                                        President



Date:  March 28, 1994